                                   EXHIBIT 3.8

                                                 [STAMP]
                                                 FILED 95 MAY-4 AM 9:36
                                                 RILEY DARNELL
                                                 SECRETARY OF STATE
                                                 MAY-4 1995
                                                 CERTIFIED COPY
                                                 /S/RILEY DARNELL
                                                 SECRETARY OF STATE



                               ARTICLES OF MERGER

                                       OF

                             ONASCO COMPANIES, INC.
                              (A Utah Corporation)

                                       AND

                                 TENGASCO, INC.
                            (a Tennessee Corporation)

        RECEIVED
        MAY - 5 1995
UT DIV. OF CORP. & COMM. CODE

     Pursuant to the provisions of Section 48-21-102 of the Tennessee Business Corporation Act and Section 16-10a-1105 of the Utah Revised Business Corporation Act, these corporations do hereby adopt the following Articles of Merger.

     1. Annexed hereto and made a part hereof is the Plan of Merger for merging Onasco Companies, Inc., a Utah corporation ("Onasco"), with and into Tengasco, Inc., a Tennessee corporation ("Tengasco"). This Plan of Merger has been adopted by the respective Boards of Directors of Onasco and Tengasco, as required by applicable laws, rules and regulations.

     2. The merger of Onasco with and into Tengasco is permitted by the laws of the States of Utah and Tennessee and has been authorized in compliance with their respective laws, rules and regulations.

     3. The Plan of Merger was submitted to the stockholders of Onasco at a special meeting held April 28, 1995, pursuant to the provisions of Section 16-10a-1104(3) of the Utah Revised Business Corporation Act, at which the required majority of Onasco's stockholders adopted, ratified and approved the Plan of Merger, the manner of approval thereof by Onasco's stockholders was as follows:

          (i) The designation, number of outstanding shares and the number of votes entitled to be cast by each class entitled to vote on the

               Plan of Merger are as follows:

                                                                  Number
                                                                  Entitled
     Designation              Outstanding Shares                   to Vote
     -----------              ------------------                  ---------
       Common                     1,037,650                       1,037,650

                                                 [STAMP]
                                                 FILED 95 MAY-4 AM 9:36
                                                 RILEY DARNELL
                                                 SECRETARY OF STATE
                                                 MAY-4 1995
                                                 CERTIFIED COPY
                                                 /S/RILEY DARNELL
                                                 SECRETARY OF STATE





          (ii) The total number of votes cast for and against the Plan of Merger by each class entitled to vote on the Plan is as follows:

     Designation                   Voted For                     Voted Against
     -----------                   ---------                     -------------
       Common                       801,383                          None

          (iii) The number of votes cast for the Plan of Merger was sufficient for the approval thereof by the class.

     4. Tengasco was formed by Onasco for the purpose of changing the domicile of Onasco to the State of Tennessee, and no shares are presently outstanding, and accordingly, no vote of the stockholders of Tengasco is required; however, the members of the Board of Directors of Tengasco unanimously consented to and adopted, ratified and approved the Plan of Merger in accordance with the Tennessee Business Corporation Act and its Bylaws.

     5. No amendments to the Articles of Incorporation of Tengasco are effected by the Plan of Merger.

     6. The Plan of Merger effects a one for two reverse split of the outstanding common stock of Onasco.

     7. The Plan of Merger shall become effective on the date that these Articles of Merger are filed with the Secretary of State of the State of Tennessee and the Department of Commerce of the State of Utah.

     8. The address of the principal executive office of the Surviving

Corporation shall be 4928 Homberg Drive, Suite 3, Knoxville, Tennessee 37919.

                                             ONASCO COMPANIES, INC.
                                             a Utah corporation

 Date:  5-2-95                               /s/  Jeff D. Jenson
                                             -------------------------------
                                             Jeffrey D. Jenson, President


 Date:  5-2-95                               /s/  Kathleen L. Morrison
                                             -------------------------------
                                             Kathleen L. Morrison, Secretary

                                                 [STAMP]
                                                 RECEIVED 95 MAY-4 AM 9:36
                                                 RILEY DARNELL
                                                 SECRETARY OF STATE
                                                 MAY-4 1995
                                                 CERTIFIED COPY
                                                 /S/RILEY DARNELL
                                                 SECRETARY OF STATE
[SEAL]  SHERYL ROSS
        Notary Public
        STATE OF UTAH
        My Comm. Expires JAN 06,1996
        3785 SO 300 E SLC UT 84115


STATE OF UTAH       )
                    )    ss
COUNTY OF SALT LAKE )


     On May 2nd, 1995, personally appeared before me, a Notary Public in and for the State and County aforesaid, Jeffrey D. Jenson, President, and Kathleen L. Morrison, Secretary of Tengasco, Inc., personally known to me to be the persons whose names are subscribed to the above instrument in the said capacities, who acknowledged that they executed the said instrument.



[SEAL]  SHERYL ROSS                          /s/ Sheryl Ross
        Notary Public                        -------------------------------
        STATE OF UTAH                        NOTARY PUBLIC
        My Comm. Expires JAN 06,1996
        3785 SO 300 E SLC UT 84115

                                                 [STAMP]
                                                 RECEIVED 95 MAY-4 AM 9:36
                                                 RILEY DARNELL
                                                 SECRETARY OF STATE
                                                 MAY-4 1995
                                                 CERTIFIED COPY
                                                 /S/RILEY DARNELL
                                                 SECRETARY OF STATE



                                PLAN OF MERGER

                                       OF

                             ONASCO COMPANIES, INC.
                            (a Utah Corporation)


                                      INTO

                                 TENGASCO, INC.
                            (a Tennessee Corporation)



     THIS PLAN OF MERGER entered into this 2nd day of May, 1995, by and between ONASCO COMPANIES, INC., a Utah corporation ("Onasco"), and TENGASCO, INC., a Tennessee corporation ("Tengasco").

     WHEREAS, Onasco is a corporation organized and existing under the laws of the State of Utah with its principal office in Salt Lake County, Utah; and

     WHEREAS, Onasco desires to change its domicile to the State of Tennessee;
and

     WHEREAS, Onasco has caused Tengasco to be formed under the laws of the State of Tennessee solely to effect such change of domicile;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, the Plan of Merger ("Plan") and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon for submission to the stockholders of Onasco and Tengasco as required by the laws of the States of Utah and Tennessee as follows:


                                       1.
                        Merger and Surviving Corporation

     Onasco will merge into Tengasco, and Tengasco will be the "Surviving Corporation."


                                       2.
                         Terms and Conditions of Merger


     2.1 Each share of common stock of Onasco (the "Shares") shall first be reverse split on the basis of one for two (1 for 2) and, upon the effective date of the Plan, be converted into one share of common stock of Tengasco. On the effective date of the Plan,

                                                 [STAMP]
                                                 RECEIVED 95 MAY-4 AM 9:36
                                                 RILEY DARNELL
                                                 SECRETARY OF STATE

                                                 MAY-4 1995
                                                 CERTIFIED COPY
                                                 /S/RILEY DARNELL
                                                 SECRETARY OF STATE



such shares so converted constitute all of the then issued and outstanding shares of common stock of the Surviving Corporation.

     2.2 The separate existence of Onasco shall cease.

     2.3 The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all of the restrictions, disabilities and duties of Onasco; and all and singular, the rights, privileges, powers and franchises of Onasco, and all property, real, personal and mixed, and all debts due to Onasco on whatever account, as well for stock subscriptions as all other things in action or belonging to Onasco shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Onasco, and the title to any real estate vested by deed or otherwise in Onasco shall not revert or be in any way impaired by reason of the Plan; but all rights of creditors and all liens upon any property of Onasco shall be preserved unimpaired, and all debts, liabilities and duties of Onasco shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Specifically, but not by way of limitation, the Surviving Corporation shall be responsible and liable to dissenting stockholders of Onasco; and any action or proceeding whether civil, criminal or administrative, pending by or against Onasco, shall be prosecuted as if the Plan had not taken place, or the Surviving Corporation may be substituted in such action or proceeding.

     2.4 All corporate acts, plans, policies, contracts, approvals and authorizations of Onasco and its stockholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the effective time of the Plan, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Onasco. The employees of Onasco shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of Onasco.

     2.5 The assets, liabilities, reserves and accounts of Onasco shall be recorded on the books of the Surviving Corporation at the amounts at which they, respectively, shall then be carried on the books of Onasco, subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the Plan.

     2.6 The Articles of Incorporation of Tengasco shall be the Articles of Incorporation of the Surviving Corporation; and the Bylaws of Tengasco shall become the Bylaws of the Surviving Corporation.


     2.7 All of the present directors and executive officers of Onasco shall be designated directors and executive officers of the Surviving Corporation to serve in the same capacities until the next annual meetings of the stockholders and directors and until their respective successors are elected and qualified, or their prior resignation or termination.

                                                 [STAMP]
                                                 RECEIVED 95 MAY-4 AM 9:36
                                                 RILEY DARNELL
                                                 SECRETARY OF STATE
                                                 MAY-4 1995
                                                 CERTIFIED COPY
                                                 /S/RILEY DARNELL
                                                 SECRETARY OF STATE


     2.8 The principal office of the Surviving Corporation shall be 4928 Homberg Drive, Suite 3, Knoxville, Tennessee 37919. The Surviving Corporation shall also maintain a registered agent and registered office in Tennessee, Wesley Baker, Esq., 4928 Homberg Drive, Suite B-3, Knoxville, Tennessee 37919.

     2.9 The Plan must be adopted by persons owning a majority of the shares of Onasco and Tengasco. Stockholders of Onasco shall be given such written notice as may be required by the laws of the State of Utah.

     2.10 Stockholders of both corporations shall be afforded all rights and privileges and be subject to all obligations contained within the Utah Revised Business Corporation Act and the Tennessee Business Corporation Act regarding dissenters' rights, and the Surviving Corporation shall be obligated to notify the stockholders as provided therein.

     2.11 The effective date of the Plan shall be the date when the Articles of Merger are filed and accepted by the Secretary of State of the State of Tennessee and at such time as all applicable provisions of the Utah Revised Business Corporation Act have been met.

     IN WITNESS WHEREOF, the parties hereto have executed this Plan the day and year first above written.

                                             ONASCO COMPANIES, INC.,
                                             a Utah Corporation


                                             By /s/ Jeff D. Jenson
                                             ----------------------------
                                             Jeffrey D. Jenson, President


Attest:


/s/ Kathleen L. Morrison
-------------------------------
Kathleen L. Morrison, Secretary
                                             TENGASCO, a Tennessee Corporation


                                             By /s/Jeff D. Jenson
                                             ----------------------------
                                             Jeffrey D. Jenson, President

Attest:

/s/ Kathleen L. Morrison
-------------------------------
Kathleen L. Morrison, Secretary

                                                 [STAMP]
                                                 RECEIVED 95 MAY-4 AM 9:36
                                                 RILEY DARNELL
                                                 SECRETARY OF STATE
                                                 MAY-4 1995
                                                 CERTIFIED COPY
                                                 /S/RILEY DARNELL
                                                 SECRETARY OF STATE


STATE OF UTAH       )
                    )    ss
COUNTY OF SALT LAKE )



     On the 2nd day of May, 1995, personally appeared before me Jeffrey D. Jenson and Kathleen L. Morrison, who duly acknowledged to me that they are authorized to and did sign the foregoing Plan for and on behalf of Onasco Companies, Inc.


[SEAL]   SHERYL ROSS                             /s/ Sheryl Ross
         Notary Public                           ------------------------
         STATE OF UTAH                           NOTARY PUBLIC
         My Comm. Expires JAN 06,1996
         3785 SO 300 E SLC UT 84115



STATE OF UTAH       )
                    )    ss
COUNTY OF SALT LAKE )



     On the 2nd day of May, 1995, personally appeared before me Jeffrey D. Jenson and Kathleen L. Morrison, who duly acknowledged to me that they are authorized to and did sign the foregoing Plan for and on behalf of Tengasco, Inc.


 [SEAL]   SHERYL ROSS                             /s/ Sheryl Ross
          Notary Public                           ------------------------
          STATE OF UTAH                           NOTARY PUBLIC
          My Comm. Expires JAN 06,1996
          3785 SO 300 E SLC UT 84115